Exhibit 8.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

[●], 2023

Global Net Lease, Inc.

405 Park Avenue, 3rd Floor

New York, New York 10022

[Form of Opinion]

Re: Opinion of Proskauer Rose LLP as to Tax Matters

All:

We have acted as counsel to Global Net Lease, Inc., a Maryland corporation ( “GNL”), with respect to certain tax matters in connection with the Agreement and Plan of Merger (the “REIT Merger Agreement”), dated May 23, 2023, between The Necessity Retail REIT, Inc., a Maryland corporation ( “RTL”), Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “GNL OP”), The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (the “RTL OP”), Osmosis Sub I, LLC, a Maryland limited liability company and wholly-owned subsidiary of GNL and Osmosis Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the GNL OP, and the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included as part of the registration statement on Form S-4, Registration No. [●] (including any exhibits and all other documents contained therein, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. In connection with the filing of the Registration Statement, we have been asked to provide an opinion regarding the accuracy and fairness of the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.” All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the REIT Merger Agreement.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein, and we do not undertake to advise you of any changes in applicable tax laws or authorities upon which our opinion is based. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the IRS or, if challenged, by a court.

In rendering our opinion, we have made such factual and legal examinations, including an examination of such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate, including, but not limited to, the following: (1) the Registration Statement, including the Joint Proxy Statement/Prospectus; (2) the Articles of Restatement of GNL, as amended or supplemented through the date hereof; (3) the Articles of Amendment and Restatement of RTL, as amended or supplemented through the date hereof; (4) all Articles Supplementary of GNL filed as of the date hereof; (5) all Articles Supplementary of RTL filed as of the date hereof; (6) the Second Amended and Restated Agreement of Limited Partnership of GNL OP, dated June 2, 2015, as amended through the date hereof; (7) the Second Amended and Restated Agreement of Limited Partnership of RTL OP, dated July 19, 2018, as amended through the date hereof; (8) the REIT Merger Agreement; (9) other public filings of GNL with the Commission such as Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K; (10) other public filings of RTL with the Commission such as Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K; and (11) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. The opinion set forth in this letter is also based on certain written factual representations and covenants made by: (A) an officer of GNL, in GNL’s own capacity and in its capacity as the general partner of GNL OP, in a letter to us of even date herewith (the “GNL Officer’s Certificate”); and (B) an officer of RTL, in RTL’s own capacity and in its capacity as the general partner of RTL OP, in a letter to us of even date herewith (the “RTL Officer’s Certificate”) (together with the GNL Officer’s Certificate, the “Officer’s Certificates” and collectively, the Officer’s Certificates and the documents described in the immediately preceding sentence are referred to herein as the “Reviewed Documents”).

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Paris | São Paulo | Washington, D.C.

In our examination of the Reviewed Documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. Further, in rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the REIT Merger will be consummated in the manner described in the REIT Merger Agreement and the Registration Statement, (ii) the statements concerning the REIT Merger set forth in the REIT Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the REIT Merger Effective Time, (iii) any representations made in the Officer’s Certificate are true, complete and correct and will remain true, complete and correct at all times up to and including the REIT Merger Effective Time, and (iv) any representations made in the Officer’s Certificate subject to qualification relating to the knowledge, belief, expectation or intent of any party are true, complete and correct and will remain true, complete and correct at all times up to and including the REIT Merger Effective Time, in each case, without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants and agreements contained in the REIT Merger Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the Reviewed Documents.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations” are accurate and fair in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the REIT Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. This opinion is being delivered prior to the consummation of the REIT Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the use of our name under the caption “Legal Matters” in the Registration Statement and to the use of this opinion for filing as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

Very truly yours,